SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 6, 2006

Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue

New York, New York 10106

(Address of Principal Executive Offices)  (Zip Code)

(212) 887-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

2005 Bonus Awards and 2006 Bonus Criteria

On February 6, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Hearst-Argyle Television, Inc. (the “Company”) determined the amount of cash bonuses to be paid to the Company’s named executive officers (as defined in Item 402 of Regulation S-K) for 2005 performance and determined the projected bonus targets for those officers for 2006.

Annual salary amounts and maximum potential bonus amounts for the Company’s named executive officers are governed by employment agreements between the Company and each of those officers.  In accordance with the Company’s 2003 Incentive Compensation Plan, in February of each year the Company’s Compensation Committee establishes the performance goals pursuant to which target and maximum bonus levels may be achieved during the one-year performance period ending on December 31 of that year, and evaluates the achievement of those goals in February of the following year.

For all of the named executive officers other than the Company’s President and Chief Executive Officer, these performance goals consist of both quantitative criteria based on the Company’s operating cash flow (“OCF”), and qualitative criteria, which are strategic objectives individually specified for each named executive officer.  For the Company’s President and Chief Executive Officer, the performance goal consists entirely of quantitative criteria based on the Company’s OCF.  The Compensation Committee also reserves the right to pay discretionary bonuses to the Company’s named executive officers based on subjective considerations.

On February 6, 2006, the Compensation Committee awarded the following bonus amounts for 2005 to the Company’s named executive officers:

Name and Title	Cash Bonus Amount

David J. Barrett	$200,000
President and Chief Executive Officer

Harry T. Hawks	$120,000
Executive Vice President and Chief Financial Officer

Steven A. Hobbs	$125,000
Executive Vice President, Chief Legal and Development Officer

Terry Mackin	$125,000
Executive Vice President

Philip A. Stolz	$147,382
Senior Vice President

For fiscal year 2006, the Committee approved similar performance goals for the Company’s named executive officers, except that earnings before interest, tax, depreciation and amortization (“EBITDA”) will be used in lieu of OCF.  The actual bonus amounts payable for 2006 will vary depending on the extent to which actual performance meets, exceeds or falls short of the criteria approved by the Committee.

The Company expects to file its Proxy Statement for the 2006 Annual Meeting of Shareholders on or about April 4, 2006 (the “2006 Proxy Statement”).  The 2006 Proxy Statement will include additional information with respect to the compensation arrangements for the Company’s executive officers.

Employment Agreements

On February 6, 2006, the Company entered into an employment agreement with Steven A. Hobbs, the Company’s Executive Vice President and Chief Legal and Development Officer, for a term commencing as of January 1, 2006 and ending on December 31, 2007.  For calendar year 2006, Mr. Hobbs’ employment agreement provides for an annual base salary of $550,000 and a maximum bonus of 75% of the annual base salary.  For calendar year 2007, the employment agreement provides for an annual base salary of $575,000 and a maximum bonus of 75% of the annual base salary.  Mr. Hobbs has served as the Company’s Executive Vice President, Chief Legal and Development Officer since December 2005, and as the Company’s Senior Vice President, Chief Legal and Development Officer since January 2004.  A copy of Mr. Hobbs’ Employment Agreement is attached as Exhibit 10.1.

On February 6, 2006, the Company entered into an employment agreement with Terry Mackin, the Company’s Executive Vice President, for a term commencing as of January 1, 2006 and ending on December 31, 2007.  For calendar year 2006, Mr. Mackin’s employment agreement provides for an annual base salary of $705,000 and a maximum bonus of 75% of the annual base salary.  For calendar year 2007, the employment agreement provides for an annual base salary of $730,000 and a maximum bonus of 75% of the annual base salary.  Mr. Mackin has served as the Company’s Executive Vice President since May 1999.  A copy of Mr. Mackin’s Employment Agreement is attached as Exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

	By:	/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary

Date: February 7, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as of January 1, 2006, between the Registrant and Steven A. Hobbs.

10.2	Employment Agreement, dated as of January 1, 2006, between the Registrant and Terry Mackin.